UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

LTX-Credence Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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1421 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 10, 2008

The Annual Meeting of Stockholders of LTX-Credence Corporation will be held at the offices of LTX-Credence Corporation at 825 University Avenue, Norwood, Massachusetts 02062 on December 10, 2008, beginning at 11:00 a.m. local time, for the following purposes:

1.	To elect three members of the Board of Directors to serve for three-year terms as Class I Directors.

2.	To approve the Credence Systems Corporation 2005 Stock Incentive Plan.

3.	To approve an amendment to the Company’s Articles of Organization which will effect a reverse stock split of the Company’s common stock at a ratio of not less than one-for-two and not more than one-for-five at any time prior to December 10, 2009, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its sole discretion.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its 2009 fiscal year.

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on October 27, 2008 as the record date for the Annual Meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

By Order of the Board of Directors

JOSEPH A. HEDAL, Secretary

November     , 2008

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, unless you are voting by internet or telephone. No postage need be affixed if mailed in the United States.

PROXY STATEMENT

Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
CERTAIN STOCKHOLDERS	4
PROPOSAL 1: ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	10
Board of Directors and Board Meetings	10
Board Committees	10
Board Determination of Independence	11
Director Candidates	11
Communicating with the Independent Directors	12
Code of Ethics	12
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	12
EXECUTIVE OFFICERS	13
COMPENSATION OF EXECUTIVE OFFICERS	14
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Summary Compensation Table	20
Grants of Plan-Based Awards During Fiscal 2008	21
Outstanding Equity Awards At Fiscal 2008 Year-End	22
Option Exercises and Stock Vested During Fiscal 2008	23
Nonqualified Deferred Compensation For Fiscal 2008	23
Potential Payments Upon Termination or Change-of-Control	24
DIRECTOR COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
PROPOSAL 2: APPROVAL OF CREDENCE SYSTEMS CORPORATION 2005 STOCK INCENTIVE PLAN	30
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF ORGANIZATION TO EFFECT A REVERSE STOCK SPLIT IN THE DISCRETION OF THE BOARD OF DIRECTORS	36
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
STOCKHOLDER PROPOSALS	46
OTHER MATTERS	46
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	46
ANNUAL REPORT ON FORM 10-K	46
APPENDIX A—CREDENCE SYSTEMS CORPORATION 2005 STOCK INCENTIVE PLAN	A-1
APPENDIX B—PROPOSED AMENDMENT TO ARTICLES OF ORGANIZATION	B-1

1421 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LTX-Credence Corporation (“LTXC” or the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held on December 10, 2008, and any adjournments thereof (the “2008 Annual Meeting”). Shares as to which a proxy has been executed will be voted as specified in the proxy.

Solicitation of Proxies

Solicitation of proxies by mail is expected to commence on November     , 2008, and the cost thereof will be borne by the Company. Copies of solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses. The Company’s directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on December 10, 2008:

This proxy statement and the 2008 Annual Report to Stockholders are available for viewing, printing and downloading at www.ltx-credence.com.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Investor Relations

LTX-Credence Corporation

825 University Avenue

Norwood, Massachusetts 02062

Telephone: (781) 461-1000

Proposals to be Voted Upon

Proposal 1. The first proposal is to elect three members of the Board of Directors to serve for three-year terms as Class I Directors.

Proposal 2. The second proposal is to approve the Credence Systems Corporation 2005 Stock Incentive Plan.

Proposal 3. The third proposal is to approve an amendment to the Company’s Articles of Organization that will effect a reverse stock split of the Company’s common stock at a ratio of not less than one-for-two and not more than one-for-five at any time prior to December 10, 2009, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its sole discretion.

Proposal 4. The fourth proposal is to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its 2009 fiscal year.

When you return your proxy properly signed (or authorize the voting of your shares on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” election of each of the three nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4, and in the discretion of the persons named as proxies in the manner they believe to be in our company’s best interests as to other matters that may properly come before the meeting.

Voting Procedures

A stockholder may vote either in person at the 2008 Annual Meeting or by proxy. To vote by proxy or to authorize the voting of shares, a stockholder may use one of the following methods if it is a registered holder (that is, holds its stock in its own name):

•	Telephone Voting—by calling 1-877-779-8683, 24 hours a day, 7 days a week, and by following the instructions on the enclosed proxy card;

•	Via the Internet—by going to the web address www.investorvote.com and following the instructions on the enclosed proxy card; or

•	Mail—by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. EST on December 9, 2008. If a stockholder authorizes the voting of its shares in a timely manner by the Internet or telephone, the stockholder does not have to return its proxy card for its vote to count. Please be aware that if a stockholder authorizes the voting of its shares over the Internet, the stockholder may incur costs such as normal telephone and Internet access charges for which the stockholder will be responsible.

The Internet and telephone voting procedures appear on the enclosed proxy card. A stockholder may also log on to change its vote or to confirm that its vote has been properly recorded before the deadline.

Whether or not you expect to be present in person at the 2008 Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to authorize the voting of your shares by telephone or Internet. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the 2008 Annual Meeting, and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the 2008 Annual Meeting.

Revocation of Proxies

A proxy may be revoked at any time before its use by notice in writing received by the Secretary of the Company at LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062, by executing a proxy with a later date, by authorizing a new vote over the Internet or by telephone or by attending and voting at the 2008 Annual Meeting. If a stockholder executes a proxy but is present at the meeting, and the stockholder wishes to vote in person, the stockholder may do so by revoking its proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Shareholders Entitled to Vote

The Company’s only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. The Board of Directors has fixed the close of business on October 27, 2008 as the record date for the 2008

Annual Meeting. Each stockholder of record on October 27, 2008 is entitled to one vote for each share registered in such stockholder’s name. As of that date, there were 126,484,323 shares of common stock issued and outstanding. Holders of common stock do not have cumulative voting rights.

Quorum

A majority of the votes entitled to be cast on a matter, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business on any particular matter to be voted on at the 2008 Annual Meeting. Votes withheld from any nominee, abstentions and broker “non-votes” described below are counted as present or represented for purposes of determining the presence or absence of a quorum for such matter.

Votes Required

Each of the directors will be elected by the affirmative vote of the holders of a plurality of the Company’s outstanding common stock present in person or by proxy and voting at the 2008 Annual Meeting. Shares for which the vote is withheld will be excluded entirely and will have not effect on the election of directors.

Approval of each of Proposals 2 and 4 require the affirmative vote of a majority of the Company’s shares present at the meeting in person or by proxy and voting on the proposal. If a stockholder fails to vote on either of Proposals 2 or 4 or responds to the proposals with an “abstain” vote, it will have no effect on the outcome of the vote for those proposals. In addition, broker “non-votes” will be excluded entirely and will have no effect on Proposals 2 and 4.

Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the 2008 Annual Meeting. If a stockholder fails to vote on Proposal 3 or responds to Proposal 3 with an “abstain” vote, it will have the same effect as a vote against the proposal.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner. Brokers have the discretion to vote shares on routine matters, but not on non-routine matters. Under the rules of the New York Stock Exchange applicable to member firms, the Company believe brokers will have discretionary authority to vote shares held in their name for all of the proposals for the 2008 Annual Meeting, except for Proposal 2 relating to the approval of the Credence Systems Corporation 2005 Stock Incentive Plan, even if they do not receive instructions from the beneficial owners.

CERTAIN STOCKHOLDERS

The following table sets forth, as of September 30, 2008 (unless otherwise noted), the amount and percentage of outstanding common stock of the Company beneficially owned by:

•	each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock;

•	each executive officer named in the Summary Compensation Table under the heading “Compensation of Executive Officers” on page 20;

•	each director and director nominee; and

•	all directors, director nominees and executive officers of the Company as a group.

Beneficial ownership has been determined in accordance with the rules promulgated by the Securities and Exchange Commission. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, shares of common stock subject to options held by that person or entity that are currently exercisable within sixty days of September 30, 2008 are deemed outstanding. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. The address for all of the Company’s executive officers and directors is in care of LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Percent of common stock outstanding is based on 126,168,743 shares of common stock outstanding as of September 30, 2008.

Name and Address	Number of Shares of Common Stock Beneficially Owned(6)	Percent of Common Stock
FMR LLC(1)	19,869,900	15.6%
Wells Fargo & Company(2)	17,713,015	14.0%
State of Wisconsin Investment Board(3)	10,111,526	8.0%
Dimensional Fund Advisors, LP(4)	7,018,136	5.6%
Artisan Partners Limited Partnership(5)	6,747,700	5.4%
Roger W. Blethen	1,758,001	1.4%
David G. Tacelli	1,204,493	*
Lavi A. Lev	968,136	*
Mark J. Gallenberger	723,091	*
Peter S. Rood	220,153	*
Bruce MacDonald	168,309	*
Roger J. Maggs	118,387	*
Stephen M. Jennings	116,584	*
Mark S. Ain	92,334	*
Rance Hale	66,639	*
Bruce R. Wright	59,442	*
Lori Holland	47,184	*
Ping Yang	24,513	*
All directors and executive officers as a group (13 persons)	5,637,594	4.3%

*	Less than 1%

(1)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Beneficial ownership is derived from a Schedule 13G filed on October 10, 2008.

(2)	The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94163. Beneficial ownership is derived from a Schedule 13G filed on October 14, 2008.

(3)	The address for State of Wisconsin Investment Board is 121 East Wilson Street, PO Box 7842, Madison, Wisconsin 53707. Beneficial ownership is derived from a Schedule 13G/A filed on February 8, 2008.

(4)	The address for Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, California 90401. Beneficial ownership is derived from a Schedule 13G filed on October 6, 2008.

(5)	The address for Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. Beneficial ownership is derived from a Schedule 13G/A filed on October 9, 2008.

(6)	Includes the following shares under options which are presently vested and options or restricted stock unit awards that vest within 60 days of September 30, 2008: Mr. Blethen (1,671,979 shares), Mr. Tacelli (964,175 shares), Mr. Lev (858,060 shares), Mr. Gallenberger (613,500 shares), Mr. Rood (151,044 shares), Mr. MacDonald (133,000 shares), Mr. Maggs (103,500 shares), Mr. Jennings (106,600 shares), Mr. Ain (85,500 shares), Mr. Hale (52,748 shares), Mr. Wright (58,830 shares), Ms. Holland (46,572 shares), Mr. Yang (24,513 shares), and all directors and executive officers as a group (4,870,021 shares).

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The current Class I Directors are Lori Holland, Stephen M. Jennings and Bruce R. Wright. The present term of office for the Class I Directors expires at the 2008 Annual Meeting. The nominees for election as Class I Director are Lori Holland, Stephen M. Jennings and Bruce R. Wright. If re-elected, the Class I nominees will hold office until the Annual Meeting of Stockholders to be held in the year 2011.

Unless a proxy is marked to withhold authority for the election of any or all of the nominees for Class I Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of all of the nominees for Class I Directors. If the proxy indicates that the stockholder wishes to withhold a vote from a Class I Director nominee, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that any of the nominees will be unable to serve. In the event that a nominee should not be available, the persons named in the proxies will vote for the other nominees and may vote for a substitute for such nominee.

Set forth below is information for each of the nominees for Class I Directors to be elected at the 2008 Annual Meeting, and for each of the Class II Directors and Class III Directors who will continue to serve until the Annual Meetings of Stockholders to be held in 2009 and 2010, respectively.

Nominees to Serve a Three-Year Term Expiring at the 2011 Annual Meeting (Class I Directors)

Name	Business Affiliations
Lori Holland	Ms. Holland, age 50, has served as a director of the Company since August 29, 2008 when she was elected in connection with our merger with Credence Systems Corporation. Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Prior to that, Ms. Holland served as Chief Financial Officer of Read-Rite Corporation, a manufacturer of components to the disc drive industry and NeoMagic Corporation, a fabless semiconductor company and supplier of low-power audio and video integrated circuits for mobile use. Ms. Holland currently serves on the Board of Directors of Bookham, Inc. and is Chair of the audit committee for that company.

Stephen M. Jennings	Mr. Jennings, age 47, has been a director of the Company since 1997. Mr. Jennings was appointed Managing Partner of Monitor Group LP, a strategy consulting firm, in 2006 and has been a Director of Monitor since 1996. From 1988 to 1996, he was a consultant to that company. Mr. Jennings is Chairman of the Board of Aspen Technology, Inc.

Bruce R. Wright	Mr. Wright, age 60, has served as a director of the Company since August 29, 2008 when he was elected in connection with our merger with Credence Systems

Corporation. Since June 1999, Mr. Wright has been Senior Vice President, Finance, Chief Financial Officer and Secretary of Ultratech, Inc. a photolithography and laser thermal processing equipment company. From May 1997 to May 1999, Mr. Wright served as Executive Vice President, Finance and Chief Financial Officer of Spectrian Corporation, a radio frequency (RF) amplifier company. From November 1994 through May 1997, Mr. Wright was Senior Vice President of Finance and Administration, and Chief Financial Officer of Tencor Instruments until its acquisition by KLA Instruments Corporation in 1997, which formed KLA-Tencor Corporation, and from December 1991 through October 1994, Mr. Wright was Vice President and Chief Financial Officer of Tencor Instruments.

Directors Serving a Three-Year Term Expiring at the 2009 Annual Meeting (Class II Directors)

Name	Business Affiliations
Roger W. Blethen	Mr. Blethen, age 57, has been a director since 1980 and served as Chairman of the Board from December 2001 until the Company’s merger with Credence Systems Corporation in August 2008. He was Chief Executive Officer of the Company from September 1996 until November 2005. Mr. Blethen was a President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of the Company and served in a number of senior management positions with the Company since its formation in 1976. Mr. Blethen serves as a director of MEMSIC, Inc. and as Chairman of the Board of Diablo Technologies, Inc.

Roger J. Maggs	Mr. Maggs, age 62, has been a director of the Company since 1994. Mr. Maggs is currently a partner at Celtic House Venture Partners, a private equity investment firm. He has held senior positions with that firm since 1994. Mr. Maggs was a Vice President of Alcan Aluminum Limited from 1986 until 1994.

Ping Yang, Ph.D	Dr. Yang, age 56, has served as a director of the Company since August 29, 2008 when he was elected in connection with our merger with Credence Systems Corporation. Dr. Yang currently operates an independent consulting practice serving semiconductor companies, providing expertise in the areas of VLSI technology development, computer-aided design, circuits and systems, large-scale integrated circuits and solid-state electronics. Dr. Yang served as Vice President of Research and

Development at Taiwan Semiconductor Manufacturing Company (“TSMC”) from June 2001 to November 2005. Prior to joining TSMC, Dr. Yang held various management positions at SMC North America and Texas Instruments. Dr. Yang currently serves as a director of Apache Design Solutions, Inc., Intervac, Inc. and Global Unichip. Dr. Yang is a fellow of the Institute of Electrical and Electronics Engineers and a recipient of the Institute’s Third Millennium Medal.

Directors Serving a Three-Year Term Expiring at the 2010 Annual Meeting (Class III Directors)

Name	Business Affiliations
Mark S. Ain	Mr. Ain, age 65, has been a director of the Company since 2001. Since founding Kronos Incorporated, a workforce management company, in 1977, Mr. Ain has held the position of Chairman and, until 2005, Chief Executive Officer. Mr. Ain serves as a director of Kronos Incorporated, KVH Industries, Inc., VeruTEK Technologies, Inc. and various private companies. He is also active on several professional and charitable boards.

Lavi A. Lev	Mr. Lev, age 52, has served as a director and Executive Chairman of the Board of the Company since August 29, 2008 when he was elected in connection with our merger with Credence Systems Corporation. Mr. Lev was named president and chief executive officer of Credence Systems Corporation in December of 2006. Prior to that, Mr. Lev served as executive vice president and general manager of the products and solution business at Cadence Design Systems, Inc. from 2001. Mr. Lev has more than twenty years of experience in the design tool and semiconductor industries at companies including National Semiconductor, Intel, Sun Microsystems, Silicon Graphics, MIPS Technologies and Cadence.

David G. Tacelli	Mr. Tacelli, age 49, was elected a director of the Company in November 2005 and has been Chief Executive Officer of the Company since November 2005. He served as President and Chief Operating Officer since May 2002 and remains President of the Company. Prior to that, he was Executive Vice President from December 1999 to May 2002. Prior to that, Mr. Tacelli served in various management positions with the Company, including: Chief Financial Officer and Treasurer (each from December 1998 to October 2000), Vice President, Operations (from 1996 to 1998), Director of Manufacturing of the Mixed Signal Division (from 1994 to 1996), Director of Customer Service (from 1992 to 1994),

Controller and Business Manager for Operations (from 1990 to 1992) and Controller for Sales and Support (from 1988 to 1990). Prior to joining LTX, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions.

Required Vote; Board Recommendation

The affirmative vote of the holders of a plurality of the Company’s outstanding common stock present in person or by proxy and voting at the 2008 Annual Meeting is required to elect the Class I Directors.

The Board of Directors recommends you vote “FOR” the election of its nominees for Class I Directors.

CORPORATE GOVERNANCE

Board of Directors and Board Meetings

The Board consists of nine directors. The Board has determined that each of the directors, with the exception of Messrs. Lev and Tacelli, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

During the fiscal year ended July 31, 2008, the Board held a total of nine meetings and took other actions by unanimous consent of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board and at least 75% of the meetings of all committees on which he served. The Company’s policy is to encourage the Board of Directors to attend annual meetings. All of the directors attended the 2007 annual meeting of stockholders.

Board Committees

Compensation Committee

The Board has a standing Compensation Committee which met five times during the fiscal year ended July 31, 2008. The Compensation Committee determines the compensation of all executive officers of the Company and recommends the compensation policies for other officers and employees. The Compensation Committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the Board with respect to director compensation. In determining the compensation of executive officers other than the Chief Executive Officer, the role our Chief Executive Officer plays is to attend and propose the agenda for meetings, provide recommendations to the Committee regarding all significant elements of compensation paid to the other named executive officers, participate in the Committee’s discussions regarding the compensation of the other named executive officers, and also provide his evaluation of the performance of the other named executive officers.

Under the terms of its charter, the Committee has the authority to engage the services of outside advisors and experts to assist the Committee. The Committee has engaged Pearl Meyer & Partners as its independent compensation consultant. Pearl Meyer takes its direction solely from the Chairman of the Committee and does not perform any executive compensation work for Company management. Pearl Meyer’s primary responsibilities have been to assist the Committee in determining which companies should comprise our peer group for purposes of benchmarking executive compensation data; providing comparative data regarding the compensation paid to each of our executive officers in relation to the compensation paid to officers in comparable positions within our peer group; making recommendations regarding the compensation of the executive officers; advising the Committee regarding the design of our equity compensation program for executives; and advising the Committee of compensation trends.

The members of the Compensation Committee are Messrs. Ain, Jennings and Yang. Mr. Jennings serves as chairman of the Compensation Committee and all members are independent directors as defined by applicable NASDAQ rules. The Compensation Committee acts under the terms of a written charter. The Company has posted a copy of the Compensation Committee charter on its website, which is located at www.ltx-credence.com. For more information regarding the Compensation Committee, please refer to “Compensation of Executive Officers” beginning on page 14.

Audit Committee

The Board has a standing Audit Committee which met eight times during the fiscal year ended July 31, 2008. The Audit Committee assists the Board of Directors’ in the oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements, the registered public accounting firm’s qualifications and independence and the performance of the Company’s registered public accounting firm. The members of the Audit Committee are Ms. Holland and Messrs. Maggs and Wright, each of whom is an independent director as defined by applicable NASDAQ and SEC rules. Mr. Wright serves as the chairman of the Audit Committee and is an “audit committee financial expert” as defined by the SEC’s rules.

The Audit Committee acts under the terms of a written charter which is on our website at www.ltx-credence.com. For more information regarding the Audit Committee, please refer to the “Report of Audit Committee” beginning on page 45.

Corporate Governance and Nominating Committee

The Board has a standing Corporate Governance and Nominating Committee which met one time during the fiscal year ended July 31, 2008. The Corporate Governance and Nominating Committee is responsible for overseeing corporate governance principles applicable to the Company, recommending to the Board of Directors the persons to be nominated for election as directors and determining the membership of Board committees. The members of the Corporate Governance and Nominating Committee are Ms. Holland and Messrs. Ain, Jennings, Maggs, Wright and Yang. Mr. Ain serves as chairman of the Corporate Governance and Nominating Committee and all members are independent directors as defined by applicable NASDAQ rules. A copy of the Corporate Governance and Nominating Committee Charter is posted on our website at www.ltx-credence.com.

Board Determination of Independence

The Board of Directors has determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees is independent as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Mark S. Ain, Roger W. Blethen (effective November 1, 2008), Lori Holland, Stephen M. Jennings, Roger J. Maggs, Bruce R. Wright or Ping Yang has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the rules of the Nasdaq Stock Market.

Director Candidates

The process followed by the Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominating Committee applies criteria it deems appropriate for the Board. These criteria may include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Corporate Governance and Nominating Committee, c/o Secretary, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right to directly nominate director candidates, without any action by the Corporate Governance and Nominating Committee or the Board by submitting a written notice to the Secretary of the Company at the same address in accordance with the procedures set forth in the Company’s By-laws. These procedures are described in the section of this Proxy Statement entitled “Stockholder Proposals”.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Secretary, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062.

Code of Ethics

The Company has adopted a code of ethics that applies to all directors and employees, including its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The text of the code of ethics (known as its “Business Conduct Policy”) is posted on the Company’s website at www.ltx-credence.com. The Company intends to post on its website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mark S. Ain, Stephen M. Jennings and Robert E. Moore served on the Compensation Committee during the fiscal year ended July 31, 2008. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with us during the 2008 fiscal year that require disclosure under the proxy rules and regulations promulgated by the SEC.

EXECUTIVE OFFICERS

Executive Officers of the Company

The executive officers of the Company, as of September 30, 2008, are as follows:

Executive Officer	Age	Position
David G. Tacelli	49	President and Chief Executive Officer
Mark J. Gallenberger	44	Vice President, Chief Financial Officer and Treasurer
Rance Hale	48	Vice President, Manufacturing
Bruce MacDonald	45	Vice President, Marketing
Peter S. Rood	52	Vice President, Product Development

Executive officers are appointed by and serve at the discretion of the Board of Directors of the Company.

David G. Tacelli was appointed Chief Executive Officer of the Company effective November 1, 2005. He served as President and Chief Operating Officer since May 2002 and remains President of the Company. Prior to that, he was Executive Vice President from December 1999 to May 2002. Prior to that, Mr. Tacelli served in various management positions with the Company, including: Chief Financial Officer and Treasurer (each from December 1998 to October 2000), Vice President, Operations (from 1996 to 1998), Director of Manufacturing of the Mixed Signal Division (from 1994 to 1996), Director of Customer Service (from 1992 to 1994), Controller and Business Manager for Operations (from 1990 to 1992) and Controller for Sales and Support (from 1988 to 1990). Prior to joining LTX, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions.

Mark J. Gallenberger was appointed Vice President, Chief Financial Officer and Treasurer in October 2000. Prior to joining LTX, Mr. Gallenberger was a Vice President with Cap Gemini, Ernst & Young’s consulting practice. During his six years with Ernst & Young, Mr. Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments. Prior to joining Cap Gemini, Mr. Gallenberger served in several technical and management positions within Digital Equipment Corporation’s semiconductor products group.

Rance Hale was appointed Vice President, Manufacturing in August 2008 in connection with the Company’s merger with Credence Systems Corporation. Mr. Hale joined Credence in April 2006. Prior to joining Credence, he was employed with KLA-Tencor in a variety of positions; VP of Operations, Electron Beam Inspection Technology; VP of Operations, Films and Surface Technology; Senior Director of NPI Operations, Wafer Inspection Group; Director of Operations, SEMSpec Division; and Senior Manufacturing/Customer Acceptance Manager, Wafer Inspection Division. Prior to KLA-Tencor, he was employed at Xicor Inc. as the Director of Test Manufacturing and Distribution. Mr. Hale completed his education at the University of Arizona in Industrial Engineering.

Bruce MacDonald was appointed Vice President, Marketing in November 2005. Mr. MacDonald joined LTX in 1985 and has held various positions including design engineer, applications engineer, marketing manager, general manager and vice president. He was also the general manager of the Fusion CX business unit having responsibility for managing our relationship with StepTech, developing the Fusion CX roadmap and providing marketing and sales support for the Fusion CX product. Mr. MacDonald has a BSEE from Northeastern University.

Peter S. Rood was appointed Vice President, Product Development and Operations in November 2004. He rejoined the Company in June 2004 as Vice President of Engineering and Product Development. From May 2003 to June 2004, he was President and Chief Executive Officer of PSR Associates, a management consulting firm. From 1999 to 2003, he was Chief Operating Officer of InfoLibria Inc., a technology company with products for content delivery networks and streaming media, and from 1996 to 1999 he was Vice President of Operations of Rascom Corporation. Prior to that, he was Vice President of Operations for ASECO Corporation from 1993 to 1996, and from 1986 to 1993 he worked in a number of different management positions with the Company, including Vice President of Operations.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Compensation Discussion and Analysis set forth below has been reviewed and discussed with management. Based on the review and discussion with management, the Compensation Committee has recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in LTX-Credence’s Annual Report on Form 10-K for the year ended July 31, 2008.

COMPENSATION COMMITTEE

Stephen M. Jennings (Chair)
Mark S. Ain
Ping Yang

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves all compensation decisions relating to our named executive officers. For a discussion of the processes and procedures followed by the Compensation Committee, including a discussion of the role of management and of the Committee’s independent compensation consultant, Pearl Meyer & Partners, see “Board Committees—Compensation Committee” above.

Objectives of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate business objectives and operational goals;

•	promote the achievement of key operational and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate goals; and

•	align executives’ incentives with the creation of stockholder value.

Components of our Executive Compensation Program

The following table lists the elements of our executive compensation program and which of the objectives of our executive compensation program that element is primarily intended to promote:

Element	Attract, Retain and Motivate The Best Possible Executive Talent	Ensure Executive Compensation Is Aligned With Our Corporate Business Objectives and Operational Goals	Promote The Achievement of Key Operational and Financial Performance Measures	Align Executives’ Incentives With The Creation of Stockholder Value
Base Salary	X
Annual Cash Incentive Bonuses	X	X	X
Performance-Based Restricted Stock Unit Awards	X	X	X	X
Time-Based Restricted Stock Unit and Option Awards	X			X
Insurance, Retirement And Other Employee Benefits	X
Change-Of-Control Benefits	X			X

Benchmarking

The Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In making compensation decisions, the Compensation Committee compares our executive compensation against that paid by a peer group of publicly traded companies in the semiconductor and semiconductor equipment industry developed by the Compensation Committee and its independent consultant. This peer group, which is periodically reviewed and updated, consists of companies the Committee believes are generally comparable to our company and against which the Committee believes we compete for executive talent. The companies included in this peer group during fiscal 2008 were:

Advanced Energy Industries, Inc.	Credence Systems Corporation	MKS Instruments, Inc.

Asyst Technologies, Inc.	Cymer, Inc.	Nextest Systems Corporation

ATMI, Inc.	Eagle Test Systems, Inc.	Phototronics Inc.

Brooks Automation, Inc.	Electro Scientific Industries, Inc.	Semitool, Inc.

Cascade Microtech, Inc.	Electroglas, Inc.	Varian Semiconductor Equipment Associates

Cognex Corporation	Entegris, Inc.	Veeco Instruments Inc.

Coherent, Inc.	FormFactor, Inc.	Verigy Ltd.

Cohu, Inc.	FSI International, Inc.

The Compensation Committee generally targets overall compensation for executives between the median and 65th percentile paid to similarly situated executives of the companies in the peer group. Variations to this general target may occur as dictated by the experience level of the individual and market factors. For fiscal 2007 the Committee reviewed benchmarking data for equity awards and for fiscal 2008 the Committee reviewed benchmarking data for base salary, annual cash incentive bonus and equity awards.

Discussion and Analysis of Decisions and Policies

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after considering the factors described below, including information provided by the Committee’s independent compensation consultant, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

When establishing base salaries for fiscal 2008, the Compensation Committee considered the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual in prior years as well as a report and recommendation on executive compensation produced by the Committee’s independent compensation consultant comparing compensation to the peer group listed above. Based on these factors and the Committee’s subjective assessment of the appropriate base salary for the Chief Executive Officer of a company of the size and performance in the Company’s industry, the Committee increased the base salary of the Chief Executive Officer by approximately 13%. The Committee did not adjust the base salaries of the other named executive officers after reviewing benchmarking data which showed the other executives were within the targeted range.

Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. The annual base salaries of the named executive officers paid in 2007 and 2008, and the base salaries of the named executive officers set for 2009, are set out in the table below:

Name and Title	Fiscal 2009(1)	Fiscal 2008	Fiscal 2007
David G. Tacelli	$575,000	$500,000	$440,000
Chief Executive Officer and President

Mark J. Gallenberger	$360,000	$325,000	$325,000
Vice President, Chief Financial Officer and Treasurer

Peter S. Rood	$280,000	$250,000	$250,000
Vice President Product Development

(1)	Base salary figures for 2009 represent the base salaries determined by the Compensation Committee in October 2008, and may be changed by subsequent action by the Compensation Committee or Board of Directors.

Annual Cash Incentive Bonus

Our annual cash incentive bonus plan is intended to compensate for the achievement of company, operational and financial goals, as measured by Company profitability. The plan provides that an annual cash bonus be paid to officers calculated under a formula based upon net income. The formula provides that no bonus would be paid if the Company is not profitable. For fiscal 2008, the Committee assigned target incentive compensation equal to 50% of the executive officer’s base salary, subject to a maximum amount not to exceed 175% of the executive officer’s base salary. Specific participation percentages for each executive officer were established with reference to the officer’s area and scope of responsibility within the Company. For 2008, under the plan 1.53% of net income would have been payable to Mr. Tacelli, 0.99% of net income would have been payable to Mr. Gallenberger and 0.76% of net income would have been payable to Mr. Rood. No amounts were awarded under the annual cash incentive bonus plan in 2008 because the Company was not profitable. The Compensation Committee has the discretion to make equitable adjustments to any amounts payable under the annual bonus plan, but did not make any adjustments for fiscal 2008.

Prior to fiscal 2006, a portion of the annual cash incentive bonus plan was dependent upon achievement of individual goals. Beginning in fiscal 2006, the Committee eliminated any bonus based upon an executive’s achievement of individual goals. The Committee made this change so that no cash incentive compensation would be paid to executive officers unless the Company was profitable and to emphasize the focus on achievement of profitability.

Equity Compensation

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management and the Committee’s independent compensation consultant. These factors are not assigned specific weights however, and ultimately the Committee reaches a subjective determination based on its business judgment.

We typically make an initial equity award of restricted stock units (“RSUs”) to new executives and annual equity grants as part of our overall compensation program under our 2004 Stock Plan. All grants of RSUs to our executives are approved by the Compensation Committee.

Prior to the adoption of the 2004 Stock Plan, the Company provided equity-based compensation to its executive officers exclusively in the form of stock options. Under the 2004 Stock Plan, the Company may grant equity awards in the form of stock options, restricted stock, RSUs or other equity-based awards. RSUs are obligations of the Company to issue common stock to the employee on future vesting dates. Beginning in fiscal 2006, the Company began to grant its equity compensation in the form of RSUs rather than stock options because RSUs possess a number of advantages as compared to stock options, including:

•

More predictable value to employees—RSUs provide a more predictable value to employees than do stock options, and therefore are efficient tools in retaining and motivating employees, while also serves as an incentive to increase the value of the Company’s common stock.

•

More efficient use of share reserves—RSUs are more efficient with respect to the use of the Company’s share reserves. Because each RSU has a higher value than a stock option, fewer shares of common stock are needed to provide a retention and incentive value similar to stock options.

•

Tax and accounting considerations—The Company and its executive officers also realize certain accounting and tax advantages from the use of RSUs. These tax and accounting considerations are discussed under “Tax and Accounting Considerations” below.

When determining the number and terms of stock options and RSUs to be granted to an executive, the Compensation Committee subjectively considers individual performance, overall contribution to the Company and retention and also considers the number of equity-based securities held, and recommendations and data from its independent compensation consultant, including grant data from peer group companies. The Company compares the total value (based on the fair market value of the award as of the determination date) of its RSU grants against market data collected regarding the equity grant practice for the peer group companies listed above under “Benchmarking”. In making equity awards to the named executive officers other than the Chief Executive Officer, the Compensation Committee receives a recommendation from the Chief Executive Officer.

Our equity awards have typically taken the form of stock options and restricted stock grants. The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set between the median and 65th percentile for companies in our compensation peer group, and the equity awards to the executive officers for fiscal 2007 and fiscal 2008 were within this range.

In fiscal 2006, 2007 and 2008, we made grants of RSUs to executives in lieu of options for the reasons stated above. We grant RSU awards at no cost to the executive. The grants of RSUs in fiscal 2006 and 2007 provide for performance-based vesting of the awards. The Committee, working with its independent compensation consultant, decided in fiscal 2006 that in connection with the change from using stock options to RSUs to also change the vesting of a significant portion of executive RSUs to be based on performance criteria. The Committee believes that performance-based RSUs advance the overall goals of the compensation program and long-term incentive objectives by ensuring that no value is provided unless the performance goal is achieved.

The RSUs granted to executives in fiscal 2006 and 2007 were 100% performance-based. The performance criteria can be modified by the agreement of the Committee and the executive. For fiscal 2008, the Committee decided to use time-vested RSUs based on its assessment and market data that a blend of performance-vested and time-vested RSUs would be most likely to advance all objectives. Approximately two-thirds of total RSU awards made to executives in fiscal 2006, 2007 and 2008 were performance-based.

The RSUs granted in fiscal 2006, would only vest if the Company achieved a breakeven level of $41 million of quarterly revenue or less (the “First Breakeven Target”). The First Breakeven Target was achieved in the quarter ended April 30, 2006 and on the date of announcement of that quarter’s financial results (the “First Breakeven Date”), 25% of each executive officer’s RSUs vested immediately and the remaining 75% became scheduled to vest in three equal increments on the first, second and third anniversary of the First Breakeven Date. If prior to the first anniversary of the First Breakeven Date (i.e., April 2007), the Company had achieved a quarterly financial breakeven level of $37 million or less, then as of that date (the “Second Breakeven Date”) the second 25% of the Units would have vested and the remaining 50% of the Units would have vested in two equal increments on the first and second anniversary of the Second Breakeven Date. The Second Breakeven Target was not achieved and so the RSUs will vest in three equal increments on the first, second and third anniversary of the First Breakeven Date. If the First Breakeven Target had not been achieved, all of these RSUs would have been forfeited by the executive officers.

The RSUs granted in fiscal 2007 were structured to only vest if the Company achieved positive operating income for two consecutive fiscal quarters above 3% of net sales for both quarters and if operating income averaged at least 5% of net sales for the two quarters (the “Profitability Metric”). The awards would vest as to 20% of the RSUs upon announcement that the Profitability Metric had been achieved and as to an additional 20% for each subsequent two quarter period in which the Profitability Metric was achieved. In October 2008, in connection with the waiver of change of control benefits by the named executive officers in the merger with Credence Systems Corporation, the vesting of these performance based RSUs was changed to provide that 40% of the award is vested in October 2008 and the balance of the award vests in two equal annual installments in the next two years.

Typically, the stock options and time-vested RSUs we grant to our executives, including the RSUs we granted in fiscal 2008, vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. We do not have any equity ownership guidelines for our executives.

Stock awards to our executives are typically granted annually in conjunction with the review of their individual performance. This review takes place at the regularly scheduled meeting of the Compensation Committee held in September of each year, following the public announcement of our financial results for the prior year. We set the exercise price of all stock options to equal the closing price of our common stock on NASDAQ Global Market on the date of grant.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan and an Employee Stock Purchase Plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under the 401(k) plan, the Company contributes an amount equal to half of each participating employee’s contribution, up to a maximum of six percent of such employee’s base salary.

Severance and Change-of-Control Benefits

Pursuant to change-of-control employment agreements we have entered into with our executives and our stock option plans, including our 2004 Stock Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change-of-control of our company. We believe providing these benefits helps us compete for executive talent. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change-of-Control” below.

Our practice in the case of change-of-control benefits has been to structure these as “double trigger” benefits. In other words, the change-of-control does not itself trigger benefits; rather, benefits are paid only if the Company terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during the three year period after the change-of-control or for any reason during the 30 day period following the first anniversary of the change-of-control (or upon certain terminations prior to a change-of-control or in connection with or in anticipation of a change-of-control). We believe a “double trigger” benefit maximizes shareholder value because it provides executives appropriate incentives to cooperate in negotiating any change-of-control in which they believe they may lose their jobs. The Committee believes that these change-of-control Agreements are a part of a competitive compensation package and will assist in the retention of critical talent if a possible or actual change-of-control should arise. It is important in a change-of-control to retain executive talent both to assist in the completion of the transaction and to be able to deliver all or a specified member of the management to an acquirer if that is a condition of closing.

As shown in the table below under the heading “Estimated Payments on Change-of-Control,” the Company will make an additional payment to the named executive officers to insulate them from the impact of excise taxes due under Section 280G and 4999 of the Internal Revenue Code (IRC). The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide a predictable and equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that it was appropriate to pay the cost of this excise tax plus an amount needed to pay income taxes due on such additional payment. This practice is consistent with competitive pay packages and ensures the executive will receive the two years base salary and annual cash incentive bonus less only ordinary taxes on that amount.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. Income from options granted under the Company’s stock option plan would generally qualify for a deduction under these restrictions. Income from RSUs with time-based vesting will not qualify for a deduction under these restrictions but income from performance-based RSUs is intended to qualify. The Compensation Committee believes that at the present time it is unlikely that the salary and bonus compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. However, it is possible that the vesting of RSUs in the future could cause a payment that is subject to the deduction limit. In addition, based on the terms of the 2004 Stock Plan, no employee may receive in any fiscal year awards to purchase in excess of 500,000 shares. The Compensation Committee intends to continue to evaluate the effects of the Code and any Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.

Accounting for Stock-Based Compensation

The Company has expensed stock option grants under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, (“FAS No. 123(R)”) beginning in 2006. FAS No. 123(R) requires companies to record the fair value of equity compensation as a compensation expense in their income statements. In 2004, the Company adopted the 2004 Stock Plan, in part to give it the flexibility to grant such other forms of equity-based compensation to enable it to control compensation expense, as deemed appropriate.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other most highly compensated executive officer who was serving as an executive officer at the end of fiscal 2008 (such persons are sometimes collectively referred to herein as the “named executive officers”). During fiscal 2008, we did not have any other persons serving as executive officers whose total compensation exceeded $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David G. Tacelli	2008	$500,000	$764,133	$114,368	$0	$17,218	$1,395,719
Chief Executive Officer and President	2007	$440,000	$993,051	$103,134	$0	$18,458	$1,554,643

Mark J. Gallenberger	2008	$325,000	$285,794	$77,795	$0	$16,311	$704,900
Vice President and Chief Financial Officer	2007	$325,000	$336,256	$68,756	$0	$17,911	$747,923

Peter S. Rood	2008	$250,000	$166,455	$16,858	$0	$6,600	$439,913
Vice President, Product Development	2007	$250,000	$218,708	$13,751	$0	$6,863	$489,322

(1)	The amounts under the “Stock Awards” column represent the dollar amount recognized for financial statement reporting purposes calculated in accordance with FAS 123R for grants of RSUs. For more information regarding the methods and assumptions used in determining compensation expense under FAS 123R, refer to the notes to the Company’s consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K for the year ended July 31, 2008 (the “2008 Annual Report on Form 10-K”).

(2)	The amounts under the “Option Awards” column represent the dollar amount recognized for financial statement reporting purposes calculated in accordance with FAS 123R for stock option grants. For more information regarding the methods and assumptions used in determining compensation expense under FAS 123R, refer to the notes to the Company’s consolidated financial statements included in the 2008 Annual Report on Form 10-K.

(3)	Non-equity incentive plan compensation represents amounts payable under the Company’s annual cash incentive bonus plan, which is discussed further on page 16 of this Proxy Statement. As described elsewhere in this Proxy Statement, no amounts were awarded under the annual cash incentive bonus plan during fiscal year 2008.

(4)	All other compensation reported in this column consists of Company 401(k) matching funds and the value of excess group life policies.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2008

The following table sets forth information concerning each award made to a named executive officer during fiscal 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments, or any other property may be received.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David G. Tacelli	09/19/07	$0	$250,000	$875,000	0	280,000	280,000	$1,092,000
Mark J. Gallenberger	09/19/07	$0	$162,500	$568,750	0	125,000	125,000	$487,500
Peter S. Rood	09/19/07	$0	$125,000	$437,500	0	60,000	60,000	$234,000

(1)	Estimated Possible Payouts under Non-Equity Incentive Plan represent amounts that were targeted and the maximum amounts possible under the Company’s annual cash incentive bonus plan, as discussed in the Compensation Discussion and Analysis above. The minimum payment possible under this plan was zero and there was no threshold award. For fiscal 2008, actual payments under the Company’s annual cash incentive bonus plan were $0.00, as shown in the Summary Compensation Table above.

(2)	The Company granted RSUs to its named executive officers under the Company’s 2004 Stock Plan, effective September 19, 2007. The vesting of these time-vested RSUs is described under the heading “Compensation Discussion and Analysis—Equity Compensation” above. Other than future services to the Company, no consideration was paid or will be due in respect of these RSUs or the shares issued thereon. These RSUs will be forfeited if the named executive officer’s employment terminates prior to vesting. No dividends on the shares underlying these units are paid until the shares are issued.

(3)	Grant Date Fair Value is computed in accordance with FAS 123R and represents the FAS 123R value of the stock award on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table sets forth information concerning stock options that have not been exercised, restricted stock units that have not vested and equity incentive plan awards for each of the named executive officers as of July 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David G. Tacelli	50,000	0		$3.9375	06/26/2008	280,000	(4)	$610,400	310,000	(5)	$675,800
	120,000	0		$8.8125	06/04/2009	81,250	(3)	$177,125
	30,000	0		$14.938	08/08/2010
	150,000	0		$13.625	12/06/2010
	125,000	0		$10.85	09/21/2011
	159,150	0		$6.13	09/19/2012
	135,000	0		$13.83	09/18/2013
	73,125	24,375	(2)	$5.42	09/23/2014
	52,500	0		$7.80	12/08/2014

Mark J. Gallenberger	150,000	0		$21.1875	09/12/2010	125,000	(4)	$272,500	105,000	(5)	$228,900
	25,000	0		$13.625	12/06/2010	27,500	(3)	$59,950
	100,000	0		$10.85	09/21/2011
	106,500	0		$6.13	09/19/2012
	90,000	0		$13.83	09/18/2013
	48,750	16,250	(2)	$5.42	09/23/2014
	35,000	0		$7.80	12/08/2014

Peter S. Rood	13,844	0		$1.11	03/01/2012	60,000	(4)	$130,800	68,000	(5)	$148,240
	90,000	0		$8.66	06/15/2014	18,000	(3)	$39,240
	9,750	3,250	(2)	$5.42	09/23/2014
	7,000	0		$7.80	12/08/2014

(1)	Based on $2.18 per share, the closing price of the Company’s common stock on July 31, 2008.

(2)	Vests at 25% per year on each anniversary of the date of grant, which was September 23, 2004.

(3)	The vesting of these performance-based RSUs granted in fiscal 2006 is described under the heading “Compensation Discussion and Analysis—Equity Compensation” above.

(4)	Vests at 25% per year on each anniversary of the date of grant, which was September 19, 2007.

(5)	The vesting of these performance-based RSUs granted in fiscal 2007 is described under the heading “Compensation Discussion and Analysis—Equity Compensation” above.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards during fiscal 2008 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David G. Tacelli	—	—	81,250	$127,562
Mark J. Gallenberger	—	—	27,500	$43,175
Peter S. Rood	—	—	18,000	$28,260

(1)	Value realized upon vesting is based on the closing sale price of the Company’s common stock on the applicable vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2008

Since 2001 the Company had maintained a nonqualified deferred compensation plan pursuant to which select highly compensated employees could elect to defer salary for retirement saving and tax planning. The Company has not made contributions to the plan since the plan was established. Effective December 31, 2006, the Company terminated its nonqualified deferred compensation plan due to low participation rates and to save administrative costs. Pursuant to the termination, the accumulated balances are being distributed in two installments, in January 2007 and January 2008. The following table sets forth information concerning the nonqualified deferred compensation plan for fiscal 2008 for each of the named executive officers.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David G. Tacelli	$0	$(239)	$283,024	$0
Mark J. Gallenberger	$0	$1,024	$234,013	$0
Peter S. Rood	$0	$0	$0	$0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

The Company has entered into change-of-control employment agreements with each of the named executive officers. The change-of-control employment agreements have three year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company.

Under these agreements, if a change-of-control of the Company occurs during the term of an agreement, then the agreement becomes operative for a fixed three year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three year period after a change-of-control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during such three year period or for any reason during the 30 day period following the first anniversary of the change-of-control (or upon certain terminations prior to a change-in-control or in connection with or in anticipation of a change-of-control), the executive is entitled to receive severance compensation.

The terms “change-of-control,” “cause,” and “good reason” are each defined in the agreements. Change-of-control means, in summary: the acquisition by a person or group of 20% or more of the outstanding stock of the Company; a change, without Board of Directors approval, of a majority of the Board of Directors; consummation of a reorganization merger, consolidation or asset sale, except where stockholders of the Company receive 50% or more of the stock of the resulting company, at least a majority of the Board of the resulting company were on the Board of the Company prior to the transaction and after which no stockholder owns 20% or more of the stock of the resulting company which did not own such stock immediately prior to the transaction; or the approval of a liquidation or dissolution of the Company. Cause means, in summary: the executive’s willful and continue failure to substantially perform his reasonable assigned duties, which failure continues after written notice; or the executive’s willful engagement in illegal conduct or gross misconduct injurious to the Company. Good reason means, in summary: a diminution on the executives’ position, authority or responsibilities; a reduction in his salary or benefits; a relocation of the executive; a breach of an employment contract with the executive; or a resignation by the executive, for any reason, during the 30-day period immediately following the one-year anniversary of the change-of-control.

If severance compensation is payable under an agreement, the named executive would receive a lump sum cash payment paid within 30 days of termination equal to the sum of (a) the Company’s accrued obligations for base pay and prorated bonus through the date of termination based upon the higher of the bonus paid in the last fiscal year or the average of the highest bonus paid in two of the last three fiscal years (the “Highest Annual Bonus”) and (b) an amount equal to two times the executive’s then base salary and Highest Annual Bonus. Additionally, the executive would also receive continued health benefits for two years and outplacement services.

In the event such severance is payable, the stock plans and award agreements provide that all unvested RSUs will become vested in full. In the event of a change-of-control, regardless of whether or not the executives employment is terminated, unvested options shown above in the table under “Outstanding Equity Awards at Fiscal 2008 Year-end” held by the executive will become vested in full until termination or expiration in accordance with their terms.

Under the change-of-control agreements, the Company also agrees to reimburse the executive for any excise tax due on severance compensation including any additional federal, state and local income tax consequences, as a result thereof.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to stock options and RSUs pursuant to the change-of-control employment arrangements with each of the named executive officers, assuming that a qualifying termination of employment occurred on July 31, 2008. Actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive’s actual departure.

Name	Lump Sum Cash Payment ($)(1)	Value of Accelerated Vesting on Equity Awards ($)(2)	Excise Tax Due Under IRC 280G, Plus Gross-Up Amount ($)(3)	Continuation of Healthcare Benefits ($)(4)	Total ($)
David G. Tacelli	$1,360,000	$1,463,325	$1,226,230	$34,622	$4,084,177
Mark J. Gallenberger	$920,000	$561,350	$545,065	$34,622	$2,061,037
Peter S. Rood	$711,500	$318,280	$445,810	$34,622	$1,510,212

(1)	This amount, which represents two times the named executive officer’s current base salary plus bonus based on the Highest Annual Bonus, is due within 30 days of termination. Information regarding each named executive officer’s current base salary and potential cash bonus awards is provided under “Compensation Discussion and Analysis” and under “Summary Compensation Table”.

(2)	This amount reflects a valuation of the acceleration of the named executive officer’s outstanding RSUs calculated based on the closing price of the Company’s stock on July 31, 2008. No amount is included to reflect value of options accelerated because the exercise price of all unvested options exceeded the closing price of the Company’s stock on July 31, 2008. The actual amount received by the named executive officer on exercise of options and sales of shares issued on RSUs will depend on the market values at the time of the qualifying termination following a change-of-control.

(3)	As discussed in the Compensation Discussion and Analysis, the Change-of-Control Agreement with each named executive officer provides for the Company’s reimbursement of the excise tax liability due on the separation pay under IRC Section 280G, which amount is grossed up to cover income taxes due on such reimbursement. Therefore, the amounts shown in this column represent amounts due to taxing authorities and will not be retained by the executive.

(4)	This value is based on the type of insurance coverage we carried for each named executive officer as of July 31, 2008 and is valued at the premiums then in effect.

Retention Agreement

The Company entered into a retention agreement with Mr. Gallenberger in connection with the merger of the Company and Credence Systems Corporation. Pursuant to the retention agreement, Mr. Gallenberger will (1) serve as Chief Financial Officer of the Company, (2) be eligible to receive an annual target bonus equal to 50% of his annual base salary, (3) receive a one-time grant of 125,000 restricted stock units and (4) receive an additional grant of 165,000 restricted stock units at the time of and in connection with the Company’s routine fiscal 2008 annual equity grants to executive officers. Also under the retention agreement, if Mr. Gallenberger’s employment with the Company is terminated by the Company without cause or by Mr. Gallenberger for good reason (as those terms are defined in the retention agreement), Mr. Gallenberger will be entitled to receive (1) payment of his then-current base salary for a period of 12 months following the termination date, payable in accordance with the Company’s regularly established payroll procedure, (2) payment of 100% of his target bonus for the fiscal year in which employment is terminated, (3) for 12 months following the date of his termination, continuation of payment by the Company of the same portion of his group health insurance premium as the Company paid as of Mr. Gallenberger’s termination date (and he will be able to continue coverage for a longer period, if eligible, at his own expense), and (4) all outstanding and unvested restricted stock units granted to Mr. Gallenberger by the Company prior to the completion of the merger (including the 290,000 restricted stock units granted to Mr. Gallenberger pursuant to the retention agreement) will accelerate and become vested in full.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $20,000 per year, payable on a quarterly basis, a fee of $3,000 for each directors meeting attended and a fee of $1,000 for attendance at each meeting of a committee approved by the Board of Directors. The Audit Committee chairman and the Compensation Committee chairman, however, receive $3,000 and $2,000, respectively, for their services as chairman at each such committee meeting attended. Directors are also reimbursed for travel expenses for attending meetings. As a result of the requirement for the Company to expense stock option grants in its 2006 fiscal year beginning on the date of the 2006 Annual Meeting, directors who are not employees of the Company received RSUs in lieu of stock options. In fiscal 2007, non-employee directors received 6,650 RSUs and in addition received 1,050 RSUs for each Board committee membership, except that the Chairman of each committee received 2,100 RSUs. Beginning at the 2007 Annual Meeting, each non-employee director will receive 12,000 RSUs for annual board membership but will not receive any additional compensation for committee’s served upon. All RSUs are time vested in equal amounts over three years. Employee directors receive no separate, additional compensation or options for their services as directors.

The Compensation Committee reviews and makes recommendations periodically to the full Board regarding director compensation. The Committee evaluates the Board’s annual retainer, meeting fees, total cash and equity compensation, and compares these to benchmarking data prepared by its independent consultant using the same peer group listed above for executive compensation under “Benchmarking”.

The following table provides compensation information for the year ended July 31, 2008 for each non-employee director of the Company:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Mark S. Ain	$47,000	$19,634	$4,628	$0	$0	$71,262
Roger W. Blethen(1)	$35,000	$15,742	$1,293	$0	$150,000	$202,035
Stephen M. Jennings	$52,000	$19,634	$14,511	$(372)	$0	$85,773
Roger J. Maggs	$50,000	$18,337	$14,089	$0	$0	$82,426
Robert E. Moore(6)	$47,000	$18,337	$12,673	$0	$0	$78,010
Samuel Rubinovitz(6)	$50,000	$18,337	$17,492	$0	$0	$85,829
Patrick J. Spratt(6)	$66,000	$19,634	$4,628	$0	$0	$90,262

(1)

Amounts reported in the “All Other Compensation” column represents salary continuation for Mr. Blethen in fiscal 2008 pursuant to an agreement dated October 31, 2005 entered into in connection with Mr. Blethen’s separation from employment as chief executive officer with the Company (the “Separation Agreement”). The Separation Agreement provides that from November 1, 2005 through February 1, 2010 (the “Salary Continuation Period”), Mr. Blethen will provide assistance in the transition of his job responsibilities to a new chief executive officer of the Company and perform other consulting services for the Company. In consideration for his services during the Salary Continuation Period and for his acceptance of the Separation Agreement, Mr. Blethen will be paid a total of $1,012,500 (an amount equal to 27 months of his then effective base salary), with a staggered payment schedule from May 1, 2006 through January 31, 2010, and an additional lump sump payment of $100,000 which was paid on February 1, 2007. Mr. Blethen also receives aggregate payments over the term of the Separation Agreement of $80,950 for the continuation of specified life insurance policies and $43,216 for the use of a car and is entitled to the continued payment of medical and dental insurance coverage and the payment of certain other benefits. Further, Mr. Blethen’s outstanding stock options continue to vest and be exercisable during the Salary Continuation Period for so long as he remains a director. The dollar amount recognized for financial reporting purposes during fiscal

2008 with respect to these options is reported in the “Option Awards” column. The Separation Agreement provides that Mr. Blethen will not receive cash director fees for service as a director between November 1, 2005 and November 1, 2007.

(2)	On December 5, 2007 each non-employee director received 12,000 RSUs and on the date of grant the fair market value of each of these awards was $32,400. All of these awards were outstanding at year-end.

(3)	The amounts under the “Stock Awards” column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended July 31, 2008, calculated in accordance with FAS 123R for grants of RSUs. For more information regarding the methods and assumptions used in determining compensation expense under FAS 123R, refer to the notes to the Company’s consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K.

(4)	The amounts under the “Option Awards” column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended July 31, 2008, calculated in accordance with FAS 123R for stock option grants. For more information regarding the methods and assumptions used in determining compensation expense under FAS 123R, refer to the notes to the Company’s consolidated financial statements included in the 2008 Annual Report on Form 10-K.

(5)	As of July 31, 2008, non-employee directors had the following total option awards and stock awards outstanding:

Name	Aggregate # of Shares Subject to Outstanding Option Awards	Aggregate # of Shares Outstanding Under Stock Awards
Mark S. Ain	85,508	18,566
Roger W. Blethen	1,745,632	16,456
Stephen M. Jennings	106,600	18,566
Roger J. Maggs	115,500	17,863
Robert E. Moore	98,500	17,863
Samuel Rubinovitz	128,500	17,863
Patrick J. Spratt	34,000	18,566

(6)	Each of Messrs. Moore, Rubinovitz and Spratt resigned from the Company’s Board of Directors on August 29, 2009 in connection with the completion of the merger of the Company and Credence Systems Corporation.

In connection with the completion of the merger of the Company and Credence, on August 29, 2008 Lori Holland, Bruce R. Wright and Ping Yang, each of whom previously served as directors of Credence, joined the Company’s Board of Directors as non-employee directors. As non-employee directors, Ms. Holland and Messrs. Wright and Yang will receive the compensation for directors of the Company that are not employees of the Company described above. Also on August 29, 2008 and in connection with the completion of the merger of the Company and Credence, Lavi Lev, the former President and Chief Executive Officer of Credence, joined the Company’s Board of Directors and was appointed chairman of the Board.

Mr. Lev had previously entered into an executive employment agreement with Credence. Under his executive employment agreement, if, within 12 months following a change in control, Mr. Lev’s employment with Credence is terminated by Mr. Lev for good reason or by Credence without cause, as each of those terms is defined in the executive employment agreement, then he would be entitled to receive (1) an amount equal to 12 months’ pay at his then-current base salary plus 100% of his annual target bonus, payable in equal monthly installments over the 12-month period following the date of such termination (except that such payments will be made in a single lump sum upon termination if Mr. Lev resigns with good reason), (2) full acceleration of all outstanding and unvested stock options and/or restricted shares of stock, and (3) benefits continuation for 12 months. As discussed below, the severance and payment provisions of the executive employment agreement with Mr. Lev has been replaced and superseded by the terms of new transition services agreements entered into by Credence with Mr. Lev.

In connection with the merger of the Company and Credence, Credence entered into a transition services agreement with Mr. Lev pursuant to which he agreed to accept a new position with Credence, and to perform certain transition services for Credence, for a period of six months following the completion of the merger in exchange for specified salary, bonus, acceleration of equity-based awards and other compensation. The transition services agreements became effective upon the completion of the merger.

The transition services agreement replaces and supersedes the provisions of Mr. Lev’s executive employment agreement relating to severance and related payments and benefits, except that in the event that Mr. Lev is “separated from service” within the meaning of Section 409A of the Code and Treasury regulations after the completion of the merger but prior to December 31, 2008, then all provisions of his executive employment agreement relating to separation benefits will remain in full force and effect, and Mr. Lev will be entitled to separation benefits, if any, as exclusively determined by his executive employment agreement.

Under the terms of Mr. Lev’s transition services agreement, Mr. Lev accepted the position of executive chairman of the board of Credence for a period of six months beginning on the date of the completion of the merger. Upon the completion of the merger of the Company and Credence, Mr. Lev received full vesting of the unvested portion of a restricted stock grant awarded to him pursuant to the terms of his employment agreement and the full vesting of an existing option. In addition, for the first three months of the six-month period following the completion of the merger, Mr. Lev has agreed to work on a full-time basis on transition issues and will be paid a base salary of $83,333 per month, less applicable withholding. Upon the completion of this three-month period, Mr. Lev will be paid a bonus of $125,000, less applicable withholding, and will be granted full vesting of specified restricted stock units.

For the second three months of the six-month period following the completion of the merger, Mr. Lev has agreed to work on a part-time basis on duties as mutually agreed upon between Mr. Lev and the CEO of the Company. During this second three-month period, Mr. Lev will be paid a base salary of $41,667 per month, less applicable withholding, and will be granted full vesting of an additional specified restricted stock unit, provided, in each case, that Mr. Lev’s employment with Credence is not earlier terminated by him without good reason or by Credence for cause, as those terms are defined in his executive employment agreement.

Mr. Lev further agreed that for the nine-month period following the completion of the merger he will not compete, directly or indirectly, with Credence in the automated test equipment business either in the United States or in any country where Credence maintains an office as of the closing date of the merger. At the conclusion of the nine-month period following the completion of the merger, Mr. Lev will be granted full vesting of an additional specified restricted stock unit.

On January 1, 2009, Mr. Lev will receive from Credence cash severance benefits of $1,000,000, less applicable withholding; provided that Mr. Lev will not be entitled to any additional severance benefits upon the termination of his employment with Credence, whether under his executive employment agreement or otherwise. Mr. Lev will also receive, in accordance with Credence’s policies and normal payroll procedures subject to applicable withholding, his 2008 management incentive bonus as computed and awarded by the compensation committee of the board of directors of Credence, whether or not he remains an employee of Credence, as of the date such management incentive bonus is paid. In addition, under the terms of Mr. Lev’s transition services agreement, if any benefits payable to Mr. Lev pursuant to the agreement constitute “parachute payments” within the meaning of Section 280G of the Code (or any comparable provisions) and are therefore subject to the excise tax imposed by Section 4999 of the Code, such payments may be reduced by Mr. Lev to an amount that would avoid the application of Section 280G.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The governance rules of the NASDAQ Global Market require the Company to conduct an appropriate review of all related party transactions which are required to be disclosed under Item 404 of Regulation S-K. In its charter, the Audit Committee is given responsibility to review and approve any such related party transactions in accordance with the Company’s Business Conduct Policy and NASDAQ rules, including review and oversight for potential conflicts of interest.

The Company reviews all relationships and transactions reported to it in which the Company and our directors and executive officers or their immediate family members or other related parties are participants to determine whether such persons have direct or indirect material interest. The Company’s Business Conduct Policy contains provisions to identify and disclose related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

During fiscal 2008, no related party transaction requiring disclosure in the proxy statement was identified or submitted to the Audit Committee for approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and certain of its officers and persons holding more than ten percent of the Company’s common stock are required to report their ownership of the common stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based solely on the Company’s review of copies of such reports, no untimely reports were made during the fiscal year ended July 31, 2008.

PROPOSAL 2. APPROVAL OF THE CREDENCE SYSTEMS CORPORATION 2005 STOCK INCENTIVE PLAN

General

In connection with the August 2008 merger of the Company and Credence Systems Corporation, the Company assumed all outstanding Credence stock options and other equity-based awards, which were converted into options and equity-based awards of the Company. The Company also assumed the Credence 2005 Stock Incentive Plan. In accordance with the requirements of Nasdaq, the Company will be able to continue making grants under the Credence 2005 Stock Incentive Plan to individuals who were not employed by the Company at the time of the merger with Credence (for example, to former Credence employees or to employees who joined the Company after the merger was completed) without obtaining stockholder approval. However, in order for the Company to make grants of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), or to make grants to individuals who were employed by the Company at the time of the merger with Credence under the Credence 2005 Stock Incentive Plan, the approval of the Credence 2005 Stock Incentive Plan by the Company’s stockholders is required.

In order to provide the Company with the greatest flexibility in making option and other equity-award grants to its employees, including individuals who were employed by the Company at the time of the merger, the Company’s Board of Directors is requesting that the Company’s stockholders approve the Credence 2005 Stock Incentive Plan. If stockholder approval of the Credence 2005 Stock Incentive Plan is not obtained, the Company may continue to grant awards under the Credence 2005 Stock Incentive Plan, however, such awards may not be granted to individuals who were employed by the Company at the time of the merger and such awards may not include incentive stock options.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented and voting at the 2008 Annual Meeting will be required to approve the Credence 2005 Stock Incentive Plan. The Company’s Board of Directors believes that the approval of the Credence 2005 Stock Incentive Plan is in the Company’s best interests and unanimously recommends that stockholders vote “FOR” approval of the plan.

General Description

The Credence 2005 Stock Incentive Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights to employees, directors and consultants. As of September 30, 2008, the Company had two stock incentive plans from which it could grant stock options and other equity-based awards: the Company’s 2004 Stock Plan and the Credence 2005 Stock Incentive Plan. As of that date, 9,682,684 shares of the Company’s common stock were issuable upon exercise of outstanding options and unvested RSUs granted under the Company’s Plans and 2,700,306 shares of the Company’s common stock remained eligible for issuance under the Company’s 2004 Stock Plan. In addition, as of September 30, 2008, 6,356,513 shares of the Company’s common stock were issuable upon exercise of outstanding options and other awards granted under the Credence 2005 Stock Incentive Plan and 4,348,648 shares of the Company’s common stock remained eligible for issuance under the Credence 2005 Stock Incentive Plan. A summary of the principal terms and provisions of the Credence 2005 Stock Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Credence 2005 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Administration. The Credence 2005 Stock Incentive Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator, which is defined as the Company’s Board of Directors who are independent directors as defined by applicable Nasdaq rules or one or more committees designated by the Board of Directors, the members of which are all independent directors as defined by applicable Nasdaq rules. The Credence 2005 Stock Incentive Plan is administered by the Compensation Committee. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code.

Terms and Conditions of Awards. The Credence 2005 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”). Stock options granted under the Credence 2005 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the Credence 2005 Stock Incentive Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the plan administrator may determine from time to time.

Subject to applicable laws, the plan administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award, to approve award agreements for use under the Credence 2005 Stock Incentive Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to construe and interpret the terms of the Credence 2005 Stock Incentive Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the Credence 2005 Stock Incentive Plan as the plan administrator deems appropriate.

Each award granted under the Credence 2005 Stock Incentive Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

The term of any award granted under the Credence 2005 Stock Incentive Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The Credence 2005 Stock Incentive Plan authorizes the plan administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of all other awards granted under the Credence 2005 Stock Incentive Plan, the exercise or purchase price shall be determined by the plan administrator. The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

The Credence 2005 Stock Incentive Plan provides that (1) any reduction of the exercise price of any option awarded under the Credence 2005 Stock Incentive Plan shall be subject to stockholder approval and (2) canceling any option awarded under the Credence 2005 Stock Incentive Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

Under the Credence 2005 Stock Incentive Plan, the plan administrator may establish one or more programs under the Credence 2005 Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The plan administrator also may establish under the Credence 2005 Stock Incentive Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the Credence 2005 Stock Incentive Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards. Under the Credence 2005 Stock Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The Credence 2005 Stock Incentive Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 306,450 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 306,650 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the plan administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s chief executive officer and the four other most highly compensated officers of the Company. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 214,515 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the plan administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Credence 2005 Stock Incentive Plan includes the following performance criteria that may be considered by the plan administrator when granting performance-based awards: (1) increase in share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added and (17) market share.

Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Credence 2005 Stock Incentive Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the plan administrator in the event of (1) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (2) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (3) as the plan administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. Effective upon the consummation of a corporate transaction (as defined in the Credence 2005 Stock Incentive Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction.

Change in Control. In the event of a change in control (as defined in the Credence 2005 Stock Incentive Plan), the plan administrator shall have the discretion to provide that outstanding awards shall automatically become fully vested and exercisable for all or a portion of the shares at the time represented by the award, immediately prior to the specified effective date of such change in control.

Amendment, Suspension or Termination of the Credence 2005 Stock Incentive Plan. The Board of Directors may at any time amend, suspend or terminate the Credence 2005 Stock Incentive Plan. The Credence 2005 Stock Incentive Plan will terminate on March 23, 2015, unless terminated earlier by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the Credence 2005 Stock Incentive Plan in such a manner and to such a degree as required.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Credence 2005 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options”. The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Credence 2005 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Plan Benefits; Previous Grants

As of September 30, 2008, approximately 700 persons were eligible to receive awards under the Credence 2005 Stock Incentive Plan, including one executive officer and three non-employee directors of the Company. Also as of September 30, 2008, none of the Company’s named executive officers were eligible to receive, or had received, awards under the Credence 2005 Stock Incentive Plan. The granting of awards under the Credence 2005 Stock Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. The following table summarizes options awarded under the Credence 2005 Stock Incentive Plan through September 30, 2008 to all current executive officers as a group, all current non-employee directors as a group and all non-executive employees as a group.

Name and Position	Shares of Common Stock Underlying Options Granted
All current executive officers, as a group (5 persons)	316,153
All current directors who are not executive officers, as a group (8 persons)	1,227,006
All employees who are not executive officers, as a group (1,000 persons)	4,807,746

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans as of July 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders	7,968,867	$10.17	2,727,865	*
Equity compensation plans not approved by security holders	—	—	—

Total	7,968,867	$10.17	2,727,865

*	Includes 220,632 shares available for issuance under an employee stock purchase plan which is intended to qualify as such under Section 423 of the Internal Revenue Code.

This table excludes an aggregate of 21,841 shares issuable upon exercise of outstanding options assumed by the Company in connection with its acquisition of StepTech. The weighted average exercise price of the excluded options is $1.06.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CREDENCE 2005 STOCK INCENTIVE PLAN.

PROPOSAL 3.

APPROVAL TO AMEND THE COMPANY’S ARTICLES OF ORGANIZATION WHICH WILL EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-FIVE AT ANY TIME PRIOR TO DECEMBER 10, 2009, WITH THE EXACT RATIO TO BE SET AS A WHOLE NUMBER WITHIN THIS RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

Summary

The Company is seeking stockholder approval for an amendment of its Articles of Organization to authorize the Company’s Board of Directors to effect a reverse stock split of the Company’s outstanding common stock in the range of one-for-two to one-for-five without further approval of our stockholders, upon a determination by the Board of Directors, in consultation with the Company’s investment bankers, that such a reverse stock split is in the best interest of the Company and its stockholders. The form of the Amendment is set forth in Appendix B to this proxy statement.

The Company’s common stock is presently listed on the Nasdaq Global Market. In October 2008, the Company’s stock price began trading below $1.00 per share. If the Company’s stock price remains below that threshold for more than 30 days, the Nasdaq Stock Market, which oversees the Nasdaq Global Market, may notify that Company that unless it is able to raise the stock price above $1.00 per share for a minimum of 10 days, the Company’s common stock may be delisted from the Nasdaq Global Market. Although Nasdaq has temporarily suspended through January 19, 2009 enforcement of its rules requiring a minimum $1.00 closing price, the reverse stock split is being proposed to give the Company’s Board of Directors the flexibility to maintain the continued listing of the Company’s common stock on the Nasdaq Global Market should the closing price of the Company’s common stock remain below $1.00 per share following the reinstatement of the Nasdaq minimum pricing rules in January 2009. In addition, the Company’s investment bankers have advised that it may be in the best interests of the Company to increase the per-share price of the common stock through a reverse stock split in order to attract investors in regular market trading. As a result, the Company’s Board of Directors has determined that it may be in the best interest of the Company to effect a reverse stock split in the near future in an effort to increase the per-share price of the Company’s common stock. As such, the Company is asking its stockholders to approve an amendment to the Company’s Articles of Organization authorizing a reverse stock split in the range of one-for-two to one-for-five and granting the Board of Directors the discretion to effect the reverse stock split at an exact ratio to be set as a whole number within this range at any time and at such ratio that the Board of Directors determines appropriate. Further discussion of the reasons for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reasons for the Reverse Stock Split” and “Certain Risk Factors and Possible Effects of the Reverse Stock Split”.

If this Proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect, at any time prior to December 10, 2009 it believes to be most advantageous to the Company and its stockholders, a reverse stock split in the range of one-for-two to one-for-five. This Proposal would give the Board of Directors the authority to implement one, but not more than one, of the possible reverse stock splits. A reverse stock split would be effected by the filing of the amendment to the Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts. The Board of Directors will have the ability to decline to file the amendment implementing the reverse stock split without further stockholder action if it subsequently determines that a reverse stock split is no longer in the best interest of the Company. If the amendment to the Company’s Articles of Organization has not been filed with the Massachusetts Secretary of State by the close of business on December 10, 2009, the Board of Directors will abandon the reverse stock split. Except for any changes as a result of the treatment of fractional shares, each stockholder of the Company will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The Board of Directors believes that by reducing the number of shares of common stock outstanding through the reverse stock split and thereby proportionately increasing the per share price of the Company’s common stock, the Company’s common stock may be more appealing to institutional investors and institutional funds. The Board of Directors also believes that stockholders also may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investment funds and lower trading costs.

If the reverse stock split is effected, the number of shares of common stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each stockholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The reverse stock split will not affect any stockholder’s proportionate voting power, except to a minor extent due to the handling of fractional shares.

The Company has granted options to purchase the Company’s common stock and restricted stock awards to its employees as authorized by its 2004 Stock Plan, the Credence 2005 Stock Incentive Plan and the Company’s other stock plans. In addition, the Company’s 2004 Employee Stock Purchase Plan (the “2004 ESPP”) allows eligible employees to purchase Company common stock at a discount. The Company will continue to grant options to purchase Company common stock and awards of restricted stock to its employees as authorized by the 2004 Stock Plan and the Credence 2005 Stock Incentive Plan and will continue to allow employees to purchase Company common stock under the 2004 ESPP. The terms of each of the plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the plans but not yet exercised. If the reverse stock split is implemented, the Board of Directors or the applicable plan administrator will take the above-mentioned appropriate actions.

As the Company’s common stock is registered under the Security Exchange Act of 1934 (the “1934 Act”), the Company is subject to the reporting and other requirements of the 1934 Act. The reverse split, if implemented, will not affect the registration of the Company’s common stock under the 1934 Act or the Company’s reporting or other requirements under the 1934 Act. The Company’s common stock is currently traded on the Nasdaq Global Market under the symbol “LTXC” subject to the Company’s continued satisfaction of the Nasdaq Global Market listing requirements. While the primary reason for the proposed reverse stock split is to enable the Company to meet the continued listing requirements of the Nasdaq Global Market, there can be no assurance that the Company’s common stock will continue to be listed on the Nasdaq Global Market or that the Company will be able to conform to all applicable listing requirements.

Reasons for the Reverse Stock Split

Complying with the continuing listing requirements for the Company’s common stock on the Nasdaq Global Market is the primary reason for the reverse stock split. Based upon the current market price of the Company’s common stock, the Company does not satisfy the $1.00 minimum bid price requirement necessary for such a listing. In addition, the Company’s investment bankers have advised the Company that it may be advantageous to increase the per-share price of our stock through a reverse stock split to appeal to a broader range of investors. Consequently, the Board of Directors intends to effect such a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve compliance with the Nasdaq Global Market listing standards or make the Company’s stock more attractive to potential investors. A reverse stock split would result in a recapitalization intended to increase the per share value of the Company’s common stock. However, even if the Company effects the reverse stock split, there can be no assurance of either an immediate or a sustainable increase in the per share trading price of the Company’s common stock.

The Company’s Board of Directors believes that a reverse stock split would also be beneficial for the following reasons:

•

It could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock;

•

It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

•

It may also encourage investors who had previously been dissuaded from purchasing our Company’s common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

Certain Risk Factors and Possible Effects of the Reverse Stock Split

•

Once the reverse stock split is implemented, Company common stockholders will own a fewer number of shares than they currently own. Although the Board of Directors expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, such a result may not occur. Additionally, the reverse stock split may not result in a permanent increase in the per share price, which can depend on several factors.

•	Should the per share price of our common stock decline upon implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse split.

•

The anticipated resulting increase in per share price of the Company’s common stock is expected to encourage interest in the Company’s common stock and possibly promote greater liquidity for the Company’s stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in the Company’s overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

•

The primary purpose for the proposed reverse stock split is to comply with the continued listing standards for the Nasdaq Global Market. However, the reverse stock split alone will not guarantee the Company’s continued listing on the Nasdaq Global Market. If the Company is unable to continue to list its common stock on the Nasdaq Global Market, the Company’s liquidity may be negatively affected.

•

The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot”, or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Impact of the Reverse Stock Split if Implemented

Although the Company expects to implement the reverse stock split if it is approved by the Company’s stockholders, the actual timing of the filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Further, even if this proposal is approved by the Company’s stockholders, the Board of Directors may elect not to file the amendment to the Company’s Articles of Organization to effect the reverse stock split at all if it believes it is in the best interests of the Company and its stockholders not to do so.

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Company’s common stock. The reverse stock split will affect all holders of the Company’s common stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would result in any holder of the Company’s common stock receiving cash in lieu of fractional shares. As described below, holders of the Company’s common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of the Company’s common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). After the reverse stock split, the number of unissued shares of common stock will be approximately 336,900,000 to 374,760,000 shares, depending upon the reverse stock split ratio selected by the Board of Directors. The Company does not have any current plans, proposals or arrangements (written or otherwise) to issue any additional shares other than pursuant to equity plans and registration statements currently in existence and previously publicly announced transactions.

If approved and effected, the principal effects of the reverse stock split will be that:

•

depending on the ratio for the reverse stock split selected by the Board of Directors, each 2, 3, 4 or 5 shares of the Company’s common stock owned by a stockholder will be combined into one new share of common stock;

•

the number of shares of common stock issued and outstanding will be reduced from approximately 126,200,000 shares to a range of approximately 63,100,000 shares to 25,240,000 shares, depending upon the reverse stock split ratio selected by the Board of Directors;

•

based upon the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, restricted stock awards and restricted stock units entitling the holders to purchase shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split;

•

the number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plans will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors; and

•

the number of shares of the Company’s common stock into which the Credence 3.5% Convertible Senior Subordinated Notes due 2010 is convertible and the conversion price for the Credence Convertible Senior Subordinated Notes will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

Payment for Fractional Shares

If the reverse stock split is effected, no fractional shares of common stock would be issued as a result of the reverse stock split. Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share. After the reverse stock split, stockholders will have no further interest in the Company with respect to cashed-out shares. A stockholder otherwise entitled to a fractional share will not have any voting, dividend or other rights except to receive payment as described in the preceding sentence.

Exchange of Shares

If the reverse stock split is implemented, the Company’s transfer agent will act as exchange agent for holders of the Company’s common stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Beneficial Stockholders. Upon a reverse stock split, the Company intends to treat stockholders owning Company common stock in “street name,” through a broker, trustee or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, trustees or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s common stock in “street name”. However, such brokers, trustees or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds its shares with such a broker, trustee or other nominee and if the stockholder has any questions in this matter, the stockholder should contact its broker, trustee or other nominee.

“Book-Entry” Stockholders. Registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form, the stockholder does not need to take any action to receive its post-reverse stock split shares or its cash payment in lieu of any fractional interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares the stockholder holds.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder at its registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, the stockholder will warrant that it owned the shares for which it received a cash payment. Such cash payment is subject to applicable federal income tax and state abandoned property laws. In addition, the stockholder will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date it receive its payment.

Certificated Stockholder. Some registered stockholders hold all of their shares in certificate form or a combination of certificate and book-entry form. If any of a stockholder’s shares are held in certificate form, the stockholder will receive a transmittal letter from the Company’s transfer agent, Computershare Trust Company, N.A., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing a stockholder’s pre-reverse stock split shares to the transfer agent. Upon receipt of the stockholder’s stock certificate the stockholder will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the direct registration system, and if you are entitled to a payment in lieu of any fraction share interest, payment will be made as described above under “‘Book-Entry’ Stockholders”.

No new shares in certificate form or book-entry form will be issued and no payment in lieu of any fractional share interest will be made to a stockholder until it surrenders its outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your direct registration statement, a stockholder may request a stock certificate representing its ownership interest.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the transfer agent until requested to do so.

Effect on Equity Incentive Plans

The number of shares reserved for issuance under the Company’s existing equity incentive plans will be reduced proportionately based on the reverse stock split ratio selected by the Company’s Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Effect on Credence Convertible Notes

The number of shares of the Company’s common stock into which the Credence 3.5% Convertible Senior Subordinated Notes due 2010 may be converted will be adjusted proportionately in accordance with the terms of the convertible notes, based on the reverse stock split ratio selected by the Company’s Board of Directors.

Authorized Shares

The reverse stock split would affect all issued and outstanding shares of the Company’s common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company’s common stock will not be reduced. Authorized but unissued shares will be available for issuance, and the reverse stock split will increase the ability of the Company’s Board of Directors to issue authorized and unissued shares without further stockholder action in the future. If the Company’s Board of Directors issues additional shares, the ownership interest of holders of the Company’s common stock will be diluted.

As of October 27, 2008, the record date for the 2008 Annual Meeting, the Company had 400,000,000 shares of authorized common stock and 126,484,323 shares of common stock issued and outstanding.

Accounting Matters

The reverse stock split will not affect the par value of the Company’s common stock. As a result, the stated capital attributable to the Company’s common stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The Company’s historical per share data and the net book value of the Company’s common stock will be restated because there will be fewer shares of the Company’s common stock outstanding.

Potential Anti-Takeover Effect; Possible Dilution

The increase in the number of unissued authorized shares available to be issued could, under certain circumstances, have an anti-takeover effect. For example, shares could be issued that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in respect to any effort of which the Company is aware to accumulate shares of the Company’s common stock or obtain control of the Company, nor is it part of a plan by the Company’s management to recommend to the Company’s Board of Directors and stockholders a series of amendments to the Company’s Articles of Organization. Other than the reverse stock split proposal, the Company’s Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Articles of Organization that could be construed to affect the ability of third parties to take over or change the control of the Company.

The holders of the Company’s common stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any additional shares from time to time issued by the Company. Accordingly, if the Company’s Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current shareholders.

Procedures for Effecting the Reverse Stock Split

If the stockholders approve the proposal to authorize the reverse stock split and the Board of Directors subsequently determines that it is in the Company’s best interests to effect the reverse stock split at any time prior to December 10, 2009, the Company will file articles of amendment with the Secretary of State of the Commonwealth of Massachusetts to amend the Company’s Articles of Organization. The reverse stock split will become effective on the date of filing the articles of amendment with the Secretary of State. On the date of filing the amendment, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the amendment to the Company’s Articles of Organization is set forth in Appendix B to this Proxy Statement. The text of the amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the

Commonwealth of Massachusetts and as the Company’s Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio of the reverse stock split. The actual timing of any such filing of an amendment to the Company’s Articles of Organization will be made by the Board of Directors at such time as the Board believes to be most advantageous to the Company and its stockholders.

No Appraisal Rights

Stockholders do not have appraisal rights under Massachusetts law or under the Company’s Articles of Organization or bylaws in connection with the reverse stock split, and the Company will not independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

Below is a summary of certain United States federal income tax consequences to stockholders resulting from the reverse stock split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to stockholders in light of their individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign or other tax considerations. This summary assumes that the stockholder is a U.S. citizen and has held, and will hold, its shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended. Stockholders should consult their tax advisor as to the particular federal, state, local, foreign and other tax consequences in light of their specific circumstances.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash in lieu of a fractional share of the Company’s common stock will result in a taxable gain or loss to the stockholder based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date of the reverse stock split.

This summary is the Company’s view regarding the tax consequences of the reverse stock split and is not binding on the Internal Revenue Service or the courts. Accordingly, stockholders should consult with their own tax advisor with respect to all of the potential tax consequences to them of the reverse stock split.

Board Discretion to Implement Reverse Stock Split

If the proposed reverse stock split is approved by stockholders at the 2008 Annual Meeting, the Company’s Board of Directors may, in its sole discretion, at any time prior to December 10, 2009, determine the exact ratio for the reverse stock split and authorize the filing of an amendment to the Company’s Articles of Organization effecting the reverse stock split in the form attached to this proxy statement as Appendix A with the Secretary of State of The Commonwealth of Massachusetts. Notwithstanding the approval of the reverse stock split at the 2008 Annual Meeting, the Company’s Board of Directors may, in its sole discretion, determine not to implement the reverse stock split.

Vote Required and Board of Directors’ Recommendation

Approval of the proposal to effect a reverse stock split requires the affirmative vote of a majority of the votes held by holders of our common stock that are entitled to vote at the stockholder meeting. The Board of Directors has unanimously approved the proposal to amend the Company’s Articles of Organization to effect a reverse stock split at the discretion of the Board of Directors and recommends that the stockholder vote “FOR” approval of this proposal to authorize the Board of Directors, in its sole discretion, to amend the Company’s Articles of Organization to effect a reverse stock split.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2009. The Company is asking stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interest. Representatives of Ernst & Young LLP are expected to be present at the 2008 Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board of Directors recommends that you vote “FOR” this proposal.

Fiscal Year 2008 Audit Firm Fee Summary

During fiscal year 2008, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audits of LTX’s annual financial statements for the fiscal years ended July 31, 2008 and 2007, the audit of the Company’s internal control over financial reporting as of July 31, 2008 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and registration statements and new accounting regulations and stock option expensing consultations, were $571,725 and $425,000, respectively.

Audit Related Fees

The aggregate fees billed by Ernst & Young LLP for audit related services in the fiscal years ended July 31, 2008 and 2007 were $231,102 and $5,000, respectively. The audit related fees were for miscellaneous accounting consultations, including acquisition accounting consultations, and internal controls compliance consultations under the Sarbanes-Oxley Act.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for tax services in the fiscal years ended July 31, 2008 and 2007 were $99,625 and $91,875, respectively, consisting of tax planning consultations and tax return compliance and preparation.

All Other Fees

There were no fees billed by Ernst & Young LLP for services other than those described above for the fiscal years ended July 31, 2008 and 2007.

All of the above services provided by Ernst & Young were approved by the Audit Committee. All of the work performed by Ernst & Young was performed by Ernst & Young’s full-time employees.

LTX’s Audit Committee has determined that the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining Ernst & Young’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Lori Holland, Roger J. Maggs and Bruce R. Wright. The Board has determined that at least one if its members, Mr. Wright, is an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. All members of the Audit Committee are “independent” under Rule 4200(a)(15) of the NASD listing standards.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2008 with the Company’s management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bruce R. Wright (Chair)

Lori Holland

Roger J. Maggs

STOCKHOLDER PROPOSALS

Stockholder proposals to be submitted for vote at the 2009 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be delivered to the Company on or before July 10, 2009 for inclusion in the proxy statement for that meeting. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. Pursuant to the Company’s By-laws if a stockholder who wishes to present a proposal that is not intended to be included in the proxy statement for the 2009 Annual Meeting fails to notify the Company by September 7, 2009 of such non-Rule 14a-8 shareholder proposal, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote on such proposal.

The Company’s By-laws set forth the procedures a stockholder must follow to nominate a director or to bring other business before a stockholder meeting. Stockholders who wish to nominate a candidate for director at the 2009 Annual Meeting must provide written notice at least sixty days’ in advance of the annual meeting to the Secretary of the Company, together with such information concerning the identity, background and experience of the nominee as the Board of Directors may require, along with any other information that may be required in a proxy statement soliciting proxies for the election of the nominee as a director of the Company.

OTHER MATTERS

As of this date, management knows of no business which may properly come before the 2008 Annual Meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Under the Company’s By-laws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented at the 2008 Annual Meeting has passed. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in a household. The Company will promptly deliver a separate copy of either document to a stockholder if such stockholder calls or writes the Company at the following address or phone number: Investor Relations, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062; or 781-461-1000.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062.

JOSEPH A. HEDAL, Secretary

November     , 2008

APPENDIX A

CREDENCE SYSTEMS CORPORATION

2005 STOCK INCENTIVE PLAN

(as amended and restated October 29, 2008)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the non-employee members of the Board who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules or any of the Committees of the Board, all the members of which are non-employee directors who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules, appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Credence Systems Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Plan” means this 2005 Stock Incentive Plan, as amended.

(gg) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 9,082,701 Shares. Any Shares issued in connection with the exercise of Options or SARs shall be counted against the limit set forth in this Section 3(a) as one (1) Share for every one (1) Share issued in connection with the exercise of Options or SARs. However, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth in this Section 3(a) as 1.4 Shares for every one (1) Share issued in connection with Awards other than Options and SARs (and shall be counted as 1.4 Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) in connection with Awards other than Options and SARs).1 In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator. The Plan will be administered by the non-employee members of the Board who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules or any of the Committees of the Board, all the members of which are non-employee directors who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules, appointed to administer the Plan.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the non-employee members of the Board who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules or (B) a Committee designated by the Board, all the members of which are non-employee directors who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules and which shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the non-employee members of the Board who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules or (B) a Committee designated by the Board, all the members of which are non-employee directors who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules and which shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

[1]	9,082,701 reflects the number of Shares available under the Plan if all grants are made in Options or SARs. If all grants are made in awards other than Options or SARs (also referred to as “whole value” shares), the number of shares available under the Plan is 6,487,644.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more non-employee members of the Board who are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval, (C) canceling an Option or a SAR at a time when its exercise price or base appreciation amount, as applicable, exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction, and (D) the vesting schedule for Awards of Restricted Stock and Restricted Stock Units may only be amended in the event of a Corporate Transaction or a Change in Control or in the event of the Grantee’s death or Disability;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 306,450 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 306,450 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 214,515 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award

Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l) Vesting of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units issued under the Plan shall vest and be released from the risk of forfeiture over a period of no less than three (3) years measured from the date of issuance of the Award. Notwithstanding the foregoing, Awards of Restricted Stock and Restricted Stock Units subject to performance-based vesting may vest and be released from the risk of forfeiture over a period of no less than one (1) year measured from the date of issuance of the Award. As provided in Section 4(b)(vi), the vesting schedule for Awards of Restricted Stock and Restricted Stock Units may only be amended in the event of a Corporate Transaction or a Change in Control or in the event of the Grantee’s death or Disability.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the

Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). In determining adjustments to be made under this Section 10, the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii) Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Change in Control or at the time of an actual Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a); provided, further, that the Board may not amend Section 3(a) of the Plan to increase the number of Shares to be issued under the Plan without the approval of the Company’s stockholders.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Plan History. The Plan was originally adopted by the Board in February 2005 and approved by the Company’s stockholders on March 23, 2005. On May 24, 2005, the Board adopted and approved an amendment and restatement of the Plan to impose certain restrictions on the vesting schedule and ability of the Administrator to amend the vesting schedule of awards of Restricted Stock and Restricted Stock Units, which amendment and restatement is not subject to stockholder approval. On February 27, 2008, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for Awards from 5,900,000 to 14,900,000. This amendment and restatement was submitted to the Company’s stockholders for approval on April 1, 2008. On October 29, 2008, the Board adopted and approved an amendment and restatement of the Plan to (i) reflect the merger exchange ratio of 0.6129 shares of LTX-Credence Corporation common stock for each share of Credence Systems Corporation common stock as a result of the merger of LTX-Credence Corporation and Credence Systems Corporation on August 29, 2008 and the assumption of the Plan by LTX-Credence Corporation on August 29, 2008 in connection with such merger and (ii) provide that the Plan will be administered by non-employee members of the Board who are independent as defined by applicable Nasdaq Marketplace Rules. The October 29, 2008 amendment and restatement is not subject to stockholder approval. On                     , 2008, the Plan, as amended and restated to date, was approved by the stockholders of LTX-Credence Corporation.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

APPENDIX B

FORM OF

ARTICLES OF AMENDMENT

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

LTX-Credence Corporation, having a registered office at 825 University Avenue, Norwood, MA 02062, certifies as follows:

FIRST, Article 3 of the Articles of Organization of the corporation is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on                     , 200     by the board of directors and on                     , 200     by the shareholders, in each case in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendment effected by this Amendment is as follows:

ARTICLE 3 is amended by inserting the following paragraph prior to the first paragraph of Article 3:

“That, effective at 5:00 p.m., eastern time, on the filing date of these Articles of Amendment with the Secretary of the Commonwealth of The Commonwealth of Massachusetts (the “Effective Time”), a one-for-[two, three, four, or five] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [two, three, four, or five] issued and outstanding shares of Common Stock held of record by each shareholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one (1) share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one (1) share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the shareholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.”

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by
(signature of authorized individual)

☐ Chairman of the board of directors,
☐ President,
☐ Other officer,
☐ Court-appointed fiduciary,

on this                      day of                     , 200    .

B-1

002-CS-12483

DETACH HERE	ZLTXC2

PROXY

LTX-CREDENCE CORPORATION

1421 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David G. Tacelli and Mark J. Gallenberger or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of LTX-Credence Corporation held of record by the undersigned on October 27, 2008, at the annual meeting of stockholders to be held on December 10, 2008, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LTX-CREDENCE CORPORATION

C/O COMPUTERSHARE

P.O. BOX 43101

PROVIDENCE, RI 02940

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL		ZLTXC1

☒	Please mark votes as in this example.	#LTX

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. The Board of Directors recommends that stockholders vote for Proposals No. 1, 2, 3 and 4.

1.	To elect three members to the Board of Directors to serve for three-year terms as Class I Directors. Nominees: (01) Lori Holland, (02) Stephen M. Jennings and (03) Bruce R. Wright

	FOR ALL NOMINEES ☐ ☐	WITHHELD FROM ALL NOMINEES

☐
For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	To approve the Credence Systems Corporation 2005 Stock Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Company’s Articles of Organization which will effect a reverse stock split of the Company’s common stock at a ratio of not less than one-for-two and not more than one-for-five at any time prior to December 10, 2009, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its sole discretion.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its 2009 fiscal year.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature:	Date:	Signature:	Date: